Exhibit 99.1
FOOTNOTES

Notes to Footnote 1:

	The shares of
Common Stock issuable upon conversion of the Series A
	   Preferred Stock
and Series B Preferred Stock are held directly by
	   the Reporting
Persons as follows: 27,734 shares held by Atlas Venture
	   Fund III,
L.P. (AV III), 602 shares held by Atlas Venture
	   Entrepreneurs Fund
III, L.P. (AVE III), 1,561,529 shares held by
	   Atlas Venture Fund IV,
L.P. (AV IV), 453,342 shares held by Atlas
	   Venture Parallel Fund
IV-A, C.V. (AV IV-A) and 25,195 shares held
	   by Atlas Venture
Entrepreneurs Fund IV, L.P. (AVE IV).  The
	   reporting persons disclaim
beneficial ownership of such securities
	   except to the extent of their
pecuniary interest therein.

Notes to Footnote 2:

	Represents the
number of shares of Common Stock held directly by the
	   Reporting
Persons following the reported transaction as follows:
	   27,734
shares held by AV III, 602 shares held by AVE III, 1,880,457
	   shares
held by AV IV, 545,934 shares held by AV IV-A and 30,341 shares
	   held
by AVE IV.  The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.


Notes to Footnote 5:

	Represents the number of shares of Series A
Preferred Stock held
	   directly by the Reporting Persons immediately prior to the reported
	   transaction as follows: 55,468 shares held by AV III, 1,204 shares held
	   by AVE III, 2,522,984 shares held by AV IV,
732,472 shares held by
	   AV IV-A and 40,708 shares held by AVE IV. The reporting persons
	   disclaim beneficial ownership of such securities except to the
	   extent of their pecuniary interest therein.

Notes
to Footnote 6:

	The shares of Common Stock issuable upon conversion of the Series A
	   Preferred Stock are held directly by the Reporting
Persons as follows:
	   27,734 shares held by AV III, 602 shares held by AVE III, 1,261,492
	   shares held by AV IV, 366,236 shares held by AV
IV-A and 20,354 shares
	   held by AVE IV.  The reporting persons
disclaim beneficial ownership of
	   such securities except to the extent
of their pecuniary interest therein.

Notes to Footnote 7:


	Represents the number of shares of Series B Preferred Stock held directly by the Reporting Persons immediately prior to the reported transaction as follows: 600,074 shares held by AV IV, 174,212 shares held by AV IV-A and 9,682 shares held by AVE IV.  The reporting persons disclaim beneficial ownership of such securities except to the extent of

	   their pecuniary interest therein.

Notes to Footnote 8:

	The
shares of Common Stock issuable upon conversion of the Series B

Preferred Stock are held directly by the Reporting Persons as follows:

300,037 shares held by AV IV, 87,106 shares held by AV IV-A and 4,841 shares held by AVE IV.  The Reporting Persons disclaim beneficial ownership of such securities except to the extent of their
	   pecuniary
interest therein.